Exhibit 5.1

October 14, 2011

Precision Optics Corporation, Inc.

22 East Broadway

Gardner, MA 01440-3338

Re: Registration Statement on Form S-8

Gentlemen:

I have acted as counsel to Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, an aggregate of 690,326 shares, consisting of 120,000 shares registered under the Precision Optics Corporation, Inc. 2006 Equity Incentive Plan, 325,000 shares registered under the Precision Optics Corporation, Inc. 2011 Equity Incentive Plan, and 245,326 shares registered under the Precision Optics Corporation, Inc. 2011 Deferred Compensation Plan, (the “Shares”) of its common stock, par value $0.01 (the “Common Stock”). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company’s Articles of Organization, as amended, and By-laws, both as currently in effect and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as I deemed relevant, as well as the Registration Statement and the exhibits thereto.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

My opinion is limited to the Massachusetts Business Corporation Act and federal securities laws of the United States and I express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion is limited to the matters stated herein. I disavow any obligation to update this opinion or advise you of any changes in my opinion in the event of changes in the applicable laws or facts or if additional or newly discovered information is brought to my attention.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.

Very truly yours,

/s/ Amy Trombly, Esq.
Amy Trombly, Esq.